SECOND AMENDED AND RESTATED GUARANTY OF MASTER LEASE
( [ ___________ ] MASTER LEASE)
This SECOND AMENDED AND RESTATED GUARANTY OF MASTER LEASE (this “Guaranty”), is made and entered into as of July 29, 2016 and deemed effective as of June 30, 2016 (the “Effective Date”) by GENESIS HEALTHCARE, INC., a Delaware corporation (f/k/a Skilled Healthcare Group, Inc.) (“Guarantor”), in favor of the entities listed as “Landlord” on Schedule 1 (individually and collectively, “Landlord”). Landlord hereby executes this Guaranty solely for the purpose of acknowledging and agreeing to accept this amended and restated Guaranty in substitution and replacement of the Existing Guaranty (as defined below).
RECITALS
A.    WHEREAS, reference is hereby made to (i) that certain Master Lease dated as of [ ___________ ], as amended by [ ___________ ], and that certain [ ___________ ] Amendment to Master Lease dated as of the date hereof (as amended, modified, revised or restated, the “Master Lease”) pursuant to which Landlord leases certain facilities (the “Facilities”) to the entities listed as “Tenant” on Schedule 1 (individually and collectively, “Tenant”) and (ii) that certain Amended and Restated Guaranty of Master Lease dated as of March 10, 2016 (the “Existing Guaranty”), executed by Guarantor in favor of Landlord. All initially-capitalized terms used and not otherwise defined herein shall have the same meanings given such terms in the Master Lease.
B.    WHEREAS, Guarantor has requested that Landlord consent to the modification of certain terms of the Existing Guaranty. Guarantor and Landlord now desire to amend and restate the Existing Guaranty in its entirety in accordance with the terms set forth herein.
AGREEMENTS
NOW, THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:
1.
    Guaranty. In consideration of the benefit derived or to be derived by it therefrom, as to the Master Lease, effective as of the Effective Date with respect to Obligations (as hereinafter defined) arising from and after the Commencement Date, Guarantor hereby jointly and severally, unconditionally, and irrevocably guarantees (i) the payment when due of all rent and all other sums payable by Tenant under the Master Lease, and (ii) the faithful and prompt performance when due of each and every one of the terms, conditions and covenants to be kept and performed by Tenant under the Master Lease, and any and all amendments, modifications, extensions and renewals of the Master Lease, including without limitation all indemnification obligations, insurance obligations, and all obligations to operate, rebuild, restore or replace any facilities or improvements now or hereafter located at the Facilities (collectively, the “Obligations”). In the event of the failure of Tenant to pay any such rent or other sums, or to render any other performance required of Tenant under the Master Lease, when due or within any applicable cure period, Guarantor shall forthwith perform or cause to be performed all provisions of the Master Lease to be performed by Tenant thereunder, and pay all reasonable costs of collection or enforcement and other damages that may result from the non-performance thereof to the full extent provided under the Master Lease. As to the Obligations, Guarantor's liability under this Guaranty is without limit.
2.
    Survival of Obligations. The obligations of Guarantor under this Guaranty shall survive and continue in full force and effect notwithstanding:
(a)
    any amendment, modification, or extension of the Master Lease;
(b)
    any compromise, release, consent, extension, indulgence or other action or inaction in respect of any terms of the Master Lease;
(c)
    any substitution or release, in whole or in part, of any security for this Guaranty which a Landlord may hold at any time;
(d)
    any exercise or non-exercise by a Landlord of any right, power or remedy under or in respect of the Master Lease or any security held by Landlord with respect thereto, or any waiver of any such right, power or remedy;
(e)
    any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation, or the like of a Tenant or any other guarantor;
(f)
    any limitation of a Tenant's liability under the Master Lease or any limitation of a Tenant's liability thereunder which may now or hereafter be imposed by any statute, regulation or rule of law, or any illegality, irregularity, invalidity or unenforceability, in whole or in part, of the Master Lease or any term thereof;
(g)
    any sale, lease, or transfer of all or any part of any interest in a Facility or any or all of the assets of a Tenant to any other person, firm or entity other than to Landlord;
(h)
    any act or omission by Landlord with respect to any of the security instruments or any failure to file, record or otherwise perfect any of the same;

(i)
    any extensions of time for performance under the Master Lease, whether prior to or after the expiration of the Term;
(j)
    the release of a Tenant from performance or observation of any of the agreements, covenants, terms or conditions contained in the Master Lease by operation of law or otherwise;
(k)
    the fact that a Tenant may or may not be personally liable, in whole or in part, under the terms of the Master Lease to pay any money judgment;
(l)
    the failure to give any Guarantor any notice of acceptance, default or otherwise;
(m)
    any other guaranty now or hereafter executed by any Guarantor or anyone else in connection with the Master Lease;
(n)
    any rights, powers or privileges Landlord may now or hereafter have against any other person, entity or collateral; or
(o)
    any other circumstances, whether or not Guarantor had notice or knowledge thereof.
3.
    Primary Liability. The liability of Guarantor with respect to the Master Lease shall be primary, direct and immediate, and Landlord may proceed against any Guarantor: (a) prior to or in lieu of proceeding against a Tenant, its assets, any security deposit, or any other guarantor; and (b) prior to or in lieu of pursuing any other rights or remedies available to Landlord. All rights and remedies afforded to Landlord by reason of this Guaranty or by law are separate, independent and cumulative, and the exercise of any rights or remedies shall not in any way limit, restrict or prejudice the exercise of any other rights or remedies.
In the event of any default under the Master Lease, a separate action or actions may be brought and prosecuted against Guarantor whether or not the applicable Tenant is joined therein or a separate action or actions are brought against such Tenant. Landlord may maintain successive actions for other defaults. Landlord’s rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all indebtedness and Obligations the payment and performance of which are hereby guaranteed have been paid and fully performed.

4.
    Obligations Not Affected. Subject to the terms of the Master Lease, Landlord may, without notice to any Guarantor: (a) amend, alter, compromise, accelerate, extend or change the time or manner for the payment or the performance of any Obligation hereby guaranteed; (b) extend, amend or terminate the Master Lease; or (c) release a Tenant by consent to any assignment (or otherwise) as to all or any portion of the Obligations hereby guaranteed. Any exercise or non-exercise by a Landlord of any right hereby given Landlord, dealing by Landlord with Guarantor or any other guarantor, Tenant or any other person, or change, impairment, release or suspension of any right or remedy of a Landlord against any person including the applicable Tenant’s and any other guarantor will not affect any of the Obligations of Guarantor hereunder or give Guarantor any recourse or offset against a Landlord.
5.
    Waiver. With respect to the Master Lease, Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties and/or guarantors or any other accommodation parties, under any statutory provisions, common law or any other provision of law, custom or practice, and agrees not to assert or take advantage of any such rights or remedies including, but not limited to:
(a)
    any right to require a Landlord to proceed against a Tenant or any other person or to proceed against or exhaust any security held by a Landlord at any time or to pursue any other remedy in a Landlord's power before proceeding against any Guarantor or to require that a Landlord cause a marshaling of a Tenant's assets or the assets, if any, given as collateral for this Guaranty or to proceed against a Tenant and/or any collateral, including collateral, if any, given to secure Guarantor's obligation under this Guaranty, held by a Landlord at any time or in any particular order;
(b)
    any defense that may arise by reason of the incapacity or lack of authority of any other person or persons;
(c)
    notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of a Tenant, a Landlord, any creditor of a Tenant or Guarantor or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by a Landlord or in connection with any obligation hereby guaranteed;
(d)
    any defense based upon an election of remedies by a Landlord which destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor to proceed against a Tenant for reimbursement, or both;

(e)
    any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;
(f)
    any duty on the part of a Landlord to disclose to Guarantor any facts a Landlord may now or hereafter know about a Tenant, regardless of whether a Landlord has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of a Tenant and of all circumstances bearing on the risk of non-payment or non-performance of any Obligations or indebtedness hereby guaranteed;
(g)
    any defense arising because of a Landlord's election, in any proceeding instituted under the federal Bankruptcy Code, of the application of Section 1111(b)(2) of the federal Bankruptcy Code;
(h)
    any defense based on any borrowing or grant of a security interest under Section 364 of the federal Bankruptcy Code; and
(i)
    all rights and remedies accorded by applicable law to guarantors, including without limitation, any extension of time conferred by any law now or hereafter in effect and any requirement or notice of acceptance of this Guaranty or any other notice to which the undersigned may now or hereafter be entitled to the extent such waiver of notice is permitted by applicable law.
6.
    Warranties. With respect to the Master Lease, Guarantor warrants that: (a) this Guaranty is executed at the Tenant’s request; and (b) Guarantor has established adequate means of obtaining from each Tenant on a continuing basis financial and other information pertaining to Tenant’s financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor's risks hereunder, and Guarantor further agrees that the Landlord shall have no obligation to disclose to Guarantor information or material acquired in the course of the Landlord's relationships with Tenant.
7.
    No-Subrogation. Until all Obligations of a Tenant under the Master Lease have been satisfied and discharged in full for six (6) months, Guarantor shall have no right of subrogation and waives any right to enforce any remedy which the applicable Landlord now has or may hereafter have against such Tenant and any benefit of, and any right to participate in, any security now or hereafter held by such Landlord with respect to the Master Lease.

8.
    Subordination. If for any reason whatsoever a Tenant now or hereafter becomes indebted to Guarantor or any Affiliate of any Guarantor, such indebtedness and all interest thereon shall at all times be subordinate to such Tenant's obligation to the applicable Landlord to pay as and when due in accordance with the terms of the Master Lease the guaranteed Obligations. During any time in which an Event of Default has occurred and is continuing under the Master Lease and not been cured within any cure period provided for therein (and provided that Guarantor has received written notice thereof), Guarantor agrees to make no claim for such indebtedness that does not recite that such claim is expressly subordinate to the applicable Landlord's rights and remedies under the Master Lease.
9.
    No Delay. Any payments required to be made by Guarantor hereunder shall become due within ten (10) days of written demand therefor following the occurrence and during the continuance of an Event of Default under the Master Lease.
10.
    Application of Payments. With respect to the Master Lease, and with or without notice to Guarantor, the applicable Landlord, in such Landlord’s sole discretion and at any time and from time to time and in such manner and upon such terms as such Landlord deems appropriate, may (a) apply any or all payments or recoveries from the applicable Tenant or from any other guarantor under any other instrument or realized from any security, in such manner and order of priority as such Landlord may determine, to any indebtedness or other obligation of such Tenant with respect to the Master Lease and whether or not such indebtedness or other obligation is guaranteed hereby or is otherwise secured or is due at the time of such application, and (b) refund to such Tenant any payment received by Landlord under the Master Lease.
11.
    Guaranty Default.
(a)
    As used herein, the term “Guaranty Default” shall mean one or more of the following events (subject to applicable cure periods):
(i)
    the failure of Guarantor to pay the amounts required to be paid hereunder within ten (10) days of written demand therefor following the occurrence and during the continuance of an Event of Default under the Master Lease; and
(ii)
    the failure of Guarantor to observe and perform any covenant, condition or agreement on its part to be observed or performed, other than as referred to in subsection (i) above, for a period of thirty (30) days after written notice of such failure has been given to Guarantor by a Landlord, unless such Landlord agrees in writing to an extension of such time prior to its expiration.

(b)
    Upon the occurrence of a Guaranty Default, the applicable Landlord shall have the right to bring such actions at law or in equity, including appropriate injunctive relief, as it deems appropriate to compel compliance, payment or deposit, and among other remedies to recover its reasonable attorneys' fees in any proceeding, including any appeal therefrom and any post judgment proceedings.
12.
    Guarantor Covenants.
(a)
    Within ninety (90) days after the end of Guarantor’s fiscal years, the entities then comprising Guarantor shall deliver to Landlord a copy of their (consolidated) Financial Statements, prepared in accordance with GAAP, consistently applied, and certified by an officer of Guarantor and reported on by a “Big Four” certified public accounting firm or other certified public accounting firm approved by Landlord, which approval will not be unreasonably withheld. Together with Guarantor's Financial Statements furnished in accordance with the preceding sentence, Guarantor shall deliver (a) an Officer's Certificate of Guarantor stating that Guarantor is not in default in the performance or observance of any of the terms of this Guaranty, or if Guarantor is in default, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same, and (b) a report with respect to the financial statements from Guarantor's accountants, which report shall be unqualified as to going concern and scope of audit of Guarantor and its subsidiaries and shall provide in substance that (i) such consolidated financial statements present fairly the consolidated financial position of Guarantor and its subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP, and (ii) that the examination by Guarantor's accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.
(b)
    The entities that comprise Guarantor shall collectively maintain, without duplication, a Net Worth (as defined below) as follows:
(i)
    as of March 31, 2015 and June 30, 2015, no less than the greater of (A) One Hundred Million Dollars ($100,000,000) and (B) 75% of the combined Net Worth of Guarantor as of February 2, 2015 (the “Closing Date TNW”). In no event shall the Closing Date TNW be less than One Hundred Million Dollars ($100,000,000);
(ii)
    as of the last day of each fiscal quarter thereafter, commencing September 30, 2015 and ending on the last day of the last fiscal quarter of 2015 but including December 31, 2015, no less than the Net Worth required as of the last day of the prior fiscal quarter plus the TNW Increment (as defined below); and

(iii)
    from and after January 1, 2016, no minimum Net Worth shall be required to be maintained.
“Net Worth” means an amount equal to the total consolidated net book value of the tangible assets of Guarantor (excluding goodwill and other intangible assets) minus the total consolidated liabilities of such Guarantor. For purposes of this calculation, (a) the net book value of tangible assets will (i) exclude the unamortized balance of capitalized assets associated with capital lease or similar financing obligations and (ii) be adjusted to add back (A) $217,300,000 of deferred tax asset valuation allowance and (B) any unamortized goodwill and identifiable intangible assets associated with the acquisition pursuant to that certain purchase agreement dated June 15, 2015, by certain Affiliates of Company, of certain assets formerly operated by Revera Assisted Living, Inc. and its Affiliates and (b) the total liabilities will exclude (i) the unamortized balance of capital lease or similar financing obligation liabilities and (ii) the net book value of any deferred tax liabilities associated with intangible assets.
“TNW Increment” means Eighteen Million Two Hundred Thousand Dollars ($18,200,000)
(c)
    Coverage Ratio. Guarantor, collectively, shall maintain a Coverage Ratio (as defined below), based upon operating results for the most recent twelve (12) months, tested at the end of each fiscal quarter:
(i)for the period commencing on June 30, 2016 and ending June 30, 2017, of not less than 1.15 to 1.00;
(ii)for the period commencing July 1, 2017 and ending June 30, 2018, of not less than 1.20 to 1.00;
(iii)for the period commencing July 1, 2018 and ending March 31, 2019, of not less than 1.22 to 1.00;
(iv)for the period commencing on April 1, 2019 and ending on December 31, 2019, of not less than 1.25 to 1.00;
(v)for the period commencing on January 1, 2020 and ending on December 31, 2020, of not less than 1.27 to 1.00; and
(vi)for the remainder of the Term, of not less than 1.30 to 1.00.
“Coverage Cure Multiplier” means an amount determined by dividing (a) the aggregate number of beds licensed at the Facilities which are the subject of (i) the Master Lease and (ii) the Affiliate Leases (as defined below), as of the date of determination, by (b) the aggregate number of beds licensed at the facilities leased by Guarantor or any direct or indirect subsidiary thereof pursuant to the Welltower Master Lease (as defined below), as of the date of determination. “Affiliate Leases” means each other lease between Landlord or any Affiliate thereof, on the one hand, and Guarantor or any direct or indirect subsidiary thereof, on the other.
“Coverage Ratio” means the ratio of (a) Net Operating Income (as defined below) for each applicable period; to (b) all real estate lease payments made or otherwise payable on a cash basis, regardless of accounting treatment, and interest payments made on a cash basis or otherwise payable by Guarantor for the applicable period. Notwithstanding the foregoing, income and expenses related to any facility owned or operated by Guarantor or any direct or indirect subsidiary thereof, shall be excluded from the calculation of the “Coverage Ratio” with respect to the first twelve month period after a certificate of occupancy is issued for such facility.
“Net Operating Income” means the pre-tax net income of Guarantor, collectively, plus (a) the amount of the provision for depreciation and amortization; plus (b) to the extent included in pre-tax income of Guarantor, collectively, the amount of the provision for interest and real estate lease payments, plus (c) the amount of any non-cash impairment charges, the amount of any loss from unusual or extraordinary items in excess of $100,000, the costs of any restructuring, and, to the extent approved by Landlord, acting reasonably, any other non-recurring loss, but excluding any impairments or expenses related to bad debts; minus (d) the amount of any cash or non-cash unusual or extraordinary gains and revenues that are in excess of $100,000, and, to the extent approved by Landlord, acting reasonably, any other non-recurring gains. Revenues and expenses of variable interest entities that are consolidated with Guarantor pursuant to GAAP will be excluded from the calculation of Net Operating Income. For the five quarters that follow February 2, 2015, Guarantor will add to Net Operating Income up to $25,000,000 of unrealized cost reductions or revenue enhancements (the “Unrealized Synergy Add Back”). In each measurement period, the Unrealized Synergy Add Back will be reduced by the amount of actual synergies realized, computed by Guarantor in good faith. Any cash held as security by Landlord, and the amount of any letters of credit held by Landlord pursuant to the terms of this Guaranty, shall, for the purposes of Sections 12(c) and 13 of this Guaranty (without duplication), be deemed to be “Net Operating Income” with respect to each period in which such cash or letters of credit are held by Landlord.
“Welltower Master Lease” means that certain 19th Amended and Restated Master Lease Agreement between FC-GEN Real Estate, LLC and Genesis Operations LLC, dated as of February 2, 2015, as amended by (a) that certain First Amendment to 19th Amended and Restated Master Lease Agreement, dated as of February 2, 2016 (b) that certain Second Amendment to 19th Amended and Restated Master Lease Agreement, dated as of March 10, 2016 and (c) that certain Third Amendment to 19th Amended and Restated Master Lease Agreement, dated as of July 29, 2016 (as further amended, restated or supplemented from time to time).

13.
    Coverage Ratio Cure Right. Guarantor’s failure to meet the requirements of the Coverage Ratio under this Guaranty or any other guaranty provided in favor of Landlord or an Affiliate thereof with respect to any Affiliate Lease (each, an “Affiliate Guaranty”), shall not constitute a Guaranty Default (as defined in this Guaranty and each Affiliate Guaranty) or an Event of Default (as defined in the Master Lease and each Affiliate Lease) provided that (a) the actual Coverage Ratio is greater than or equal to 1.10 to 1.00, and (b) Guarantor, collectively, delivers a letter of credit (in form and substance, and issued by an issuer, reasonably satisfactory to Landlord) to Landlord (or an Affiliate thereof) equal to the Default Shortfall Amount (defined below) within 10 days following delivery of the Officer’s Certificates and Financial Statements for the applicable fiscal quarter. By delivering a single letter of credit to Landlord (or an Affiliate thereof) equal to the Default Shortfall Amount, Guarantor shall be deemed to have cured Guarantor’s failure to meet the requirements of the Coverage Ratio under this Guaranty and each Affiliate Guaranty. The “Default Shortfall Amount” for any fiscal quarter means an amount determined by multiplying (x) the Coverage Cure Multiplier, by an amount equal to (y)(i) the Net Operating Income required to achieve a Coverage Ratio of not less than the amount required pursuant to the Coverage Ratio (being 1.15 to 1.00, 1.20 to 1.00, 1.22 to 1.00, 1.25 to 1.00, 1.27 to 1.00, or 1.30 to 1.00, as applicable), less (ii) the actual Net Operating Income for the applicable period. Landlord will return the letter of credit delivered under this Section 13 within 30 days after receipt by Landlord of Officer’s Certificates and Financial Statements evidencing a Coverage Ratio of the amount required in clause pursuant to the Coverage Ratio (being 1.15 to 1.00, 1.20 to 1.00, 1.22 to 1.00, 1.25 to 1.00, 1.27 to 1.00, or 1.30 to 1.00, as applicable), for four consecutive fiscal quarters.
14.
    Notices. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid and return receipt requested, by hand delivery or express courier service, by email or by an overnight express service to the following address:

To Guarantor:	101 East State Street Kennett Square, Pennsylvania 19348 Telephone: 610-444-6350 Attention: Chief Executive Officer

With a copy to: (that shall not constitute notice)	101 East State Street Kennett Square, Pennsylvania 19348 Attention: Law Department

With a copy to: (that shall not constitute notice)	Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Attn: Neil L. Rock Phone: +1 212 735 3787

To Landlord:	c/o Sabra Health Care REIT, Inc. 18500 Von Karman Avenue, Suite 550 Irvine, CA 92612 Attention: Chief Executive Officer

With a copy to: (that shall not constitute notice)	Sherry Meyerhoff Hanson & Crance LLP 610 Newport Center Drive, Suite 1200 Newport Beach, CA 92660-6445 Attention: Kevin L. Sherry, Esq.
or to such other address as either party may hereafter designate. Notice shall be deemed to have been given on the date of delivery if such delivery is made on a Business Day, or if not, on the first Business Day after delivery. If delivery is refused, Notice shall be deemed to have been given on the date delivery was first attempted. Notice sent by email shall be deemed given (i) if sent by email before 5:00 p.m. (Eastern time) on a Business Day, when transmitted; (ii) if sent by email on a day other than a Business Day or after 5:00 p.m. (Eastern time) on a Business Day, on the following Business Day.
15.
    Miscellaneous.
(a)
    No term, condition or provision of this Guaranty may be waived except by an express written instrument to that effect signed by the affected Landlord or Landlords, as applicable. No waiver of any term, condition or provision of this Guaranty will be deemed a waiver of any other term, condition or provision, irrespective of similarity, or constitute a continuing waiver of the same term, condition or provision, unless otherwise expressly provided.
(b)
    If any one or more of the terms, conditions or provisions contained in this Guaranty is found in a final award or judgment rendered by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining terms, conditions and provisions of this Guaranty shall not in any way be affected or impaired thereby, and this Guaranty shall be interpreted and construed as if the invalid, illegal, or unenforceable term, condition or provision had never been contained in this Guaranty.
(c)
    THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT THAT THE LAWS OF THE STATE WHERE A FACILITY IS LOCATED SHALL GOVERN THIS AGREEMENT TO THE EXTENT NECESSARY (I) TO OBTAIN THE BENEFIT OF THE RIGHTS AND REMEDIES SET FORTH HEREIN WITH RESPECT TO SUCH FACILITY AND (II) FOR PROCEDURAL REQUIREMENTS WHICH MUST BE GOVERNED BY THE LAWS OF SUCH STATE. GUARANTOR CONSENTS TO IN PERSONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF CALIFORNIA AND AGREES THAT ALL DISPUTES CONCERNING THIS GUARANTY SHALL BE HEARD IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA. GUARANTOR FURTHER CONSENTS TO IN PERSONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF EACH STATE WITH RESPECT TO ANY ACTION COMMENCED BY LANDLORD SEEKING TO RETAKE POSSESSION OF ANY OR ALL OF THE LEASED PROPERTY IN WHICH GUARANTOR IS REQUIRED TO BE NAMED AS A NECESSARY PARTY. GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED UPON IT UNDER ANY METHOD PERMISSIBLE UNDER THE LAWS OF THE STATE OF CALIFORNIA AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA OR, TO THE EXTENT APPLICABLE IN ACCORDANCE WITH THE TERMS HEREOF, LOCATED IN THE STATES WHERE THE FACILITIES ARE LOCATED.
(d)
    EACH OF THE GUARANTOR, BY ITS EXECUTION OF THIS GUARANTY, AND THE LANDLORD, BY THEIR ACCEPTANCE OF THIS GUARANTY, HEREBY WAIVE TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND ARISING ON, UNDER, OUT OF, BY REASON OF OR RELATING IN ANY WAY TO THIS GUARANTY OR THE INTERPRETATION, BREACH OR ENFORCEMENT THEREOF.
(e)
    In the event of any suit, action, arbitration or other proceeding to interpret this Guaranty, or to determine or enforce any right or obligation created hereby, the prevailing party in the action shall recover such party's reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys' fees and costs of appeal, post judgment enforcement proceedings (if any) and bankruptcy proceedings (if any). Any court, arbitrator or panel of arbitrators shall, in entering any judgment or making any award in any such suit, action, arbitration or other proceeding, in addition to any and all other relief awarded to such prevailing party, include in such judgment or award such party's reasonable costs and expenses as provided in this paragraph.
(f)
    Guarantor (i) represents that it has been represented and advised by counsel in connection with the execution of this Guaranty; (ii) acknowledges receipt of a copy of the Master Lease; and (iii) further represents that Guarantor has been advised by counsel with respect thereto. This Guaranty shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against Guarantor or Landlord, and as a whole, giving effect to all of the terms, conditions and provisions hereof.
(g)
    Except as provided in any other written agreement now or at any time hereafter in force between the Landlord and Guarantor, this Guaranty shall constitute the entire agreement of Guarantor with Landlord with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof will be binding upon Landlord or Guarantor unless expressed herein.
(h)
    All stipulations, obligations, liabilities and undertakings under this Guaranty shall be binding upon Guarantor and its respective successors and assigns and shall inure to the benefit of Landlord and to the benefit of Landlord's successors and assigns.
(i)
    Whenever the singular shall be used hereunder, it shall be deemed to include the plural (and vice-versa) and reference to one gender shall be construed to include all other genders, including neuter, whenever the context of this Guaranty so requires. Section captions or headings used in the Guaranty are for convenience and reference only, and shall not affect the construction thereof.
[Signature Page to Follow]

EXECUTED as of the date first set forth above.
GUARANTOR:

GENESIS HEALTHCARE, INC.,
a Delaware corporation

By:
Name:    Michael S. Sherman
Title:    Secretary

S - 1

LANDLORD:

[ ___________________________ ]
[ a __________________________ ]

By:
Name:
Title:

S - 2

SCHEDULE 1

SCHEDULE OF LANDLORD AND TENANT ENTITIES

Facility Name	Landlord Entity	Tenant Entity
[ __________ ]	[ __________ ]	[ __________ ]
[ __________ ]	[ __________ ]	[ __________ ]
[ __________ ]	[ __________ ]	[ __________ ]

Schedule 1 - 1